EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
      Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Triple Net Properties, LLC, the Manager of NNN 2002 Value Fund, LLC (the “Company”) hereby certifies, to his knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott D. Peters

Scott D. Peters
Chief Financial Officer
Triple Net Properties, LLC,
the Manager of NNN 2002 Value Fund, LLC
Date: November 21, 2005
      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
      The foregoing certification is being furnished with the Company’s Form 10-Q for the period ended September 30, 2005 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.